UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 6, 2011, through our wholly owned subsidiary, Iridium Satellite LLC, we paid in full the remaining principal amount of approximately $22.2 million and accrued interest of approximately $1.4 million due under the Promissory Note issued by Iridium Satellite to Motorola, Inc., dated as of September 30, 2010. In connection with the payoff of the Promissory Note, on May 6, 2011, we, our wholly owned subsidiary, Iridium Holdings LLC, Iridium Satellite, Motorola and Deutsche Bank Trust Company Americas entered into a Payoff and Termination Letter. Pursuant to the Payoff and Termination Letter, each of the Promissory Note, the Security Agreement, dated as of September 30, 2010, between Iridium Satellite and Deutsche Bank Trust Company Americas, and the Guaranty, dated as of September 30, 2010, by Iridium Holdings and us in favor of Motorola, terminated upon the payoff of the Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 6, 2011	By:	/s/ THOMAS J. FITZPATRICK
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer